PROXY CARD

SIGN, **DATE** AND **VOTE** ON THE REVERSE SIDE

CONCORDE
• VALUE FUND •

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

SHAREHOLDER REGISTRATION

PROXY VOTING OPTIONS

1. **ONLINE** at **proxyonline.com** using your proxy control number found below
2. By **PHONE** when you dial (888) 227-9349 toll-free to reach an automated touchtone voting line
3. By **PHONE** with a live operator when you call (866) 388-7452 toll-free Monday through Friday 9 a.m. to 10 p.m. Eastern time
4. **MAIL** your signed and voted proxy back in the postage paid envelope provided

CONTROL NUMBER **12345678910**

CONCORDE VALUE FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 20, 2016

The undersigned, revoking prior proxies, hereby appoints Gary B. Wood, Ph.D. and John A. Stetter, and each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on May 31, 2016, the record date, at the Special Meeting of Shareholders of the Concorde Value Fund, a series of the Concorde Funds, Inc. (the "Fund"), to be held at the offices of the Fund at 1000 Three Lincoln Centre, 5430 LBJ Freeway LB3, Dallas, Texas 75240-2650 on July 1, 2016, at 11:00 a.m., local time, or at any adjournment or postponement thereof, upon the proposals described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **(866) 388-7452**. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on July 1, 2016. The proxy statement for this Special Meeting is available at: proxyonline.com/docs/Concorde2016.pdf

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CONCORDE VALUE FUND **PROXY CARD**

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

<u>YOUR SIGNATURE IS REQUIRED</u> FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt of the Proxy Statement of the Board of Directors. Your signature(s) on this should be exactly as your name(s) appear on this proxy (reverse side). If the shares are held jointly, each holder should sign this proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund's Board of Directors, and the proposals, (as set forth below) have been unanimously approved by the Board of Directors and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or "FOR" each proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF DIRECTORS OF CONCORDE FUNDS, INC. UNANMIOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PLAN OF ACQUISTION AND LIQUIDATION AND "FOR" ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN
1	To approve the Plan of Acquisition and Liquidation (referred to as the Plan) pursuant to which all of the assets of the Concorde Value Fund will be transferred to the Concorde Wealth Management Fund, a newly formed series of Concorde Funds, Inc., in exchange for shares of the Concorde Wealth Management Fund, which will be distributed pro rata by the Concorde Value Fund to its shareholders and the Concorde Wealth Management Fund's assumption of the Concorde Value Fund's liabilities.	○	○	○
2	To approve the non-diversification policy of the Concorde Wealth Management Fund.	○	○	○
3	To approve the Concorde Wealth Management Fund's Rule 12b-1 Plan.	○	○	○
4(a)	To approve the Concorde Wealth Management Fund's fundamental investment policy on borrowing.	○	○	○
4(b)	To approve the Concorde Wealth Management Fund's fundamental investment policy on concentration.	○	○	○
4(c)	To approve the Concorde Wealth Management Fund's fundamental investment policy on underwriting.	○	○	○
4(d)	To approve the Concorde Wealth Management Fund's fundamental investment policy on lending.	○	○	○
4(e)	To approve the Concorde Wealth Management Fund's fundamental investment policy on investments in real estate.	○	○	○
4(f)	To approve the Concorde Wealth Management Fund's fundamental investment policy on investments in commodities.	○	○	○

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

		FOR	AGAINST	ABSTAIN
4(g)	To approve the Concorde Wealth Management Fund's fundamental investment policy on senior securities.	O	O	O
4(h)	To approve the elimination of the fundamental investment policy on short selling and margin.	O	O	O
4(i)	To approve the elimination of the fundamental investment policy on investments in warrants.	O	O	O
4(j)	To approve the elimination of the fundamental investment policy on investments for the purpose of exercising control.	O	O	O
4(k)	To approve the elimination of the fundamental investment policy on investing in issuers in which an officer or director of the Company is an officer or director of the issuer.	O	O	O
4(l)	To approve the elimination of the fundamental investment policy on investing in issuers in which officers or directors of the Company have a specified level of ownership.	O	O	O
4(m)	To approve the elimination of the fundamental investment policy on investments in new issuers.	O	O	O
4(n)	To approve the elimination of the fundamental investment policy on oil, gas and mineral investments.	O	O	O
4(o)	To approve the elimination of the fundamental investment policy on investments in illiquid securities.	O	O	O
5	If necessary, to adjourn the special meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Plan.	O	O	O

THANK YOU FOR VOTING